Exhibit 3.2

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.govArticles of Conversion (PURSUANT TO NRS 92A.205) Page 1 Filed in the office of Document Number 20170524706-04 Barbara K. Cegavske State of Nevada Entity Number E0576682017-8 ABOVE SPACE IS FOR OFFICE USE ONLY USE BLACK INK ONLY - DO NOT HIGHLIGHT PLEASE NOTE: The charter document for the resulting entity must be submitted/filed simultaneously with the articles of conversion. Articles of Conversion (Pursuant to NRS 92A.205) Name and jurisdiction of organization of constituent entity and resulting entity: AP Gaming Holdco, Inc. Name of constituent entity Delaware [corporation Jurisdiction Entity type * and, Play AGS, Inc. Name of resulting entity Nevada Corporation Jurisdiction Entity type * A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. Location of plan of conversion: (check one) The entire plan of conversion is attached to these articles. The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity In the conversion): Attn: do: If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. * Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s articles.